Exhibit 16.1

Eisner	Eisner LLP
Accountants and Advisors
750 Third Avenue
New York, NY 10017-2703
Tel 212.949.8700 Fax 212.891.4100
www.eisnerllp.com

March 1, 2007	Exhibit 16.1

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-6561

Re: Glowpoint, Inc.

We have read the statements that we understand Glowpoint, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of accountants. We agree with such statements made regarding our firm. We have no basis to agree or disagree with the other statements under Item 4.01.

/s/ Eisner LLP
Eisner LLP

Independent Member of Baker Tilly International